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                                                                      EXHIBIT 16





March 3, 1997


Ms. Kathryn Avery
Chief Financial Officer
Avalon Community Services, Inc.
13401 Railway Dr.
Oklahoma City, OK 73114

Dear Ms. Avery:

This is confirm that the client-auditor relationship between Avalon Community Services, Inc. (Commission File Number 0-20307) and Coopers & Lybrand L.L.P. has ceased.


Very truly yours,




Coopers & Lybrand L.L.P.


cc: Office of the Chief Accountant
         SECPS Letter File
         Securities and Exchange Commission
         Mail Stop 11-3
         450 Fifth Street, N.W.
         Washington, D.C. 20549
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March 19, 1997

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the statements made by Avalon Community Services, Inc. (Copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's amended Form 8-KA report dated March 19, 1997. We agree with the statements concerning our Firm in such Form 8-KA.

Very truly yours,



Coopers & Lybrand L.L.P.